Exhibit 99.2

Energizer Holdings, Inc.
533 Maryville University Dr.
St. Louis, MO 63141

FOR IMMEDIATE RELEASE
May 2, 2012

ENERGIZER HOLDINGS, INC. INITIATES QUARTERLY DIVIDEND AND
ANNOUNCES SHARE REPURCHASE AUTHORIZATION

ST. LOUIS, May 2, 2012. Energizer Holdings, Inc. (NYSE: ENR) announced plans to initiate a dividend program commencing later this year. Subject to declaration by the Board, the Company plans to initiate a quarterly dividend of $0.40 per share in the fourth quarter of its fiscal 2012, which ends September 30, 2012.

Energizer anticipates paying a cash dividend each quarter, with expected dividend payment dates in March, June, September and December of each year. The dividend announced today implies an annual cash dividend rate of $1.60 per common share. Future declarations of dividends are subject to Board approval and may be adjusted in the discretion of the Board, including as business needs or market conditions change.
In addition, the Company announced that its Board of Directors has approved a new authorization for the Company to acquire up to 10 million shares of its $.01 par value common stock. This authorization replaces a similar authorization to acquire up to 10 million shares, which was approved by the Board on July 24, 2006, and under which approximately 8 million shares of common stock have been repurchased.
Ward Klein, Chief Executive Officer, said, “Our Board's decision to declare a quarterly dividend at this time underscores our commitment to return excess capital to shareholders while enhancing value. The introduction of a dividend also demonstrates the Company's strong financial performance and consistent cash generation. The quarterly dividend will complement Energizer's opportunistic share repurchase program, while still leaving the Company with the free cash flow and debt capacity to continue to pursue its strategic and organic growth opportunities.”

About Energizer:
Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer's Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick(R) and Wilkinson Sword(R) men's and women's shaving systems and disposables; Edge(R) and Skintimate(R) shave preparations; Playtex(R) tampons, gloves and infant feeding products; Banana Boat(R) and Hawaiian Tropic(R) sun care products and Wet Ones(R) moist wipes. Energizer's Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer(R) and Eveready(R) brands.

Forward Looking Statements
This press release contains forward-looking statements including without limitation those regarding future business outlook and plans for dividends and share repurchases. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "likely," "will," "should" or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	General market and economic conditions;

•	The success of new products and the ability to continually develop new products;

•	Energizer's ability to predict consumption trends with respect to the overall battery category and Energizer's other businesses;

•	Energizer's ability to continue planned advertising and other promotional spending may be impacted by lower than anticipated cash flows, or by alternative investment opportunities;

•	Energizer's ability to timely implement its strategic initiatives in a manner that will positively impact our financial condition and results of operations;

•	The impact of strategic initiatives on Energizer's relationships with its employees, its major customers and vendors;

•	Energizer's ability to improve operations and realize cost savings;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and offsetting hedges on Energizer's profitability for the year with any degree of certainty;

•	The impacts of interest and principal repayment from our debt;

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities;

•	Local currency movements.
The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents; including its annual report on Form 10-K for the year ended September 30, 2011.
The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CONTACT:

Jacqueline E. Burwitz
Vice President
Investor Relations of Energizer Holdings, Inc.
+1-314-985-2169

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